EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report and all references to our Firm included in this registration statement on Form S-1 filed by Travis International, Inc.


ARTHUR ANDERSEN LLP


Houston, Texas
October 6, 1997